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Exhibit 21.1

SUBSIDIARIES OF STANDARD BIOTOOLS INC.

Subsidiaries of Standard BioTools Inc. (Delaware):

SB Sciences Inc. (Delaware)
Standard BioTools Australia Pty. Ltd. (Australia)
Standard BioTools (Shanghai) Instrument Technology Company Limited (China)
Standard BioTools K.K. (Japan)
Standard BioTools Europe B.V. (Netherlands)
Standard BioTools Singapore Pte. Ltd. (Singapore)
SomaLogic, Inc. (Delaware)
Sengenics Corporation LLC (Delaware)
Sengenics Corporation Pte. Ltd. (Singapore)

Subsidiaries of Sengenics Corporation Pte. Ltd. (Singapore):

Sengenics Sdn. Bhd. (Malaysia)

Subsidiaries of Standard BioTools Europe B.V. (Netherlands):

Standard BioTools France SARL (France)
Standard BioTools GmbH (Germany)
Standard BioTools Italy S.r.l. (Italy)
Standard BioTools Spain S.l. (Spain)
Standard BioTools Sweden A.B. (Sweden)
Standard BioTools Switzerland GmbH (Switzerland)
Standard BioTools UK Limited (United Kingdom)

Subsidiaries of SB Sciences Inc. (Delaware):

Standard BioTools Canada Inc. (Ontario, Canada)

Subsidiaries of SomaLogic, Inc. (Delaware):

SomaLogic Operating Co., Inc. (Delaware)
Panther Merger Subsidiary II, LLC (Delaware)
SomaLogic Singapore PTE. LTD. (Singapore)

Subsidiaries of SomaLogic Operating Co., Inc. (Delaware)

SomaLogic Limited (United Kingdom)